UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 12, 2005

HAIGHTS CROSS COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-109381	13-4087398

(Commission File Number)	(IRS Employer Identification No.)

10 New King Street, Suite 102
White Plains, New York	10604

(Address of Principal Executive Offices)	(Zip Code)

(914) 289-9400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES

ITEM 1.01 Entry into a Material Definitive Agreement.

     On April 12, 2005, Haights Cross Communications, Inc. (the “Company”), Haights Cross Operating Company, a wholly owned subsidiary of the Company (“HCOC”), and the direct and indirect subsidiaries of HCOC, entered into Amendment No. 4 and Waiver No. 3 (the “Amendment”) to the Revolving Credit Agreement, dated as of August 20, 2003, by and among HCOC, as the Borrower, the several lenders from time to time party thereto, Bear Stearns Corporate Lending, Inc., as syndication agent, and The Bank of New York, as administrative agent for the lenders, as amended by Amendment No. 1 and Consent No.1, dated as of January 26, 2004, Amendment No. 2 and Consent No. 2, dated as of April 14, 2004, and Amendment No. 3 and Consent No. 3, dated as of December 1, 2004 (and, as further amended from time to time, the “Credit Agreement”). The Amendment is effective as of March 31, 2005.

     The Amendment, among other things (i) amended the definitions of Consolidated Senior Secured Debt and Consolidated Total Debt in Section 2 of the Credit Agreement to provide that Consolidated Senior Secured Debt and Consolidated Total Debt shall be reduced by cash on hand in excess of $25 million for purposes of the Consolidated Leverage Ratio covenant pursuant to Section 7.1(a) of the Credit Agreement and the Consolidated Senior Secured Leverage Ratio pursuant to Section 7.1(d), (ii) lowered the Consolidated Interest Coverage Ratio in Section 7.1(b) of the Credit Agreement for all periods beginning January 1, 2005 through June 30, 2005 from 1.85x to 1.75x and for all periods beginning July 1, 2005 through June 30, 2006 from 1.90x to 1.75x, (iii) amended Section 7.7 of the Credit Agreement by increasing the Capital Expenditure limitations for 2005 through 2008 by $10.0 million each year, and (iv) waived compliance with the Consolidated Fixed Charge Ratios in Section 7.1(c) of the Credit Agreement through and including the fiscal quarter ending December 31, 2005.

ITEM 9.01 Financial Statements and Exhibits

(c)	Exhibits.

None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAIGHTS CROSS COMMUNICATIONS, INC.

Date: April 15, 2005
	By:	/s/ Paul J Crecca
		Name:	Paul J. Crecca
		Title:	Executive Vice President and Chief Financial Officer